Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 207	Trade Date: 4/11/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 4/14/2005
The date of this Pricing Supplement is April 11, 2005

CUSIP or Common Code:	41013NNP9	41013NNQ7	41013NNR5	41013NNT1
Price to Public:	100.000%	100.000%	100.000%	100.000%
Principal Amount:	$458,000.00	$507,000.00	$105,000.00	$573,000.00
Proceeds to Issuer:	$455,137.50	$502,944.00	$103,950.00	$567,270.00
Discounts and Commissions:	0.625%	0.800%	1.000%	1.000%
Reallowance:	0.150%	0.150%	0.150%	0.150%
Dealer:	99.550%	99.375%	99.250%	99.250%
Maturity Date:	4/15/2008	4/15/2009	4/15/2010	4/15/2010
Stated Annual Interest Rate:	3.900%	4.100%	4.200%	4.400%
Interest Payment Frequency:	Quarterly	Quarterly	Monthly	Monthly
First Payment Date:	7/15/2005	7/15/2005	5/15/2005	5/15/2005
Additional Amounts:	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes
Callable by Issuer:	No	No	No	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	4/15/2007 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[1]:	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 207	Trade Date: 4/11/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 4/14/2005
The date of this Pricing Supplement is April 11, 2005

CUSIP or Common Code:	41013NNU8	41013NNW4	41013NNX2
Price to Public:	100.000%	100.000%	100.000%
Principal Amount:	$137,000.00	$958,000.00	$442,000.00
Proceeds to Issuer:	$135,082.00	$941,235.00	$430,950.00
Discounts and Commissions:	1.400%	1.750%	2.500%
Reallowance:	0.200%	0.275%	0.350%
Dealer:	98.900%	98.600%	97.900%
Maturity Date:	4/15/2013	4/15/2017	4/15/2030
Stated Annual Interest Rate:	4.500%	5.050%	5.300%
Interest Payment Frequency:	Quarterly	Monthly	Monthly
First Payment Date:	7/15/2005	5/15/2005	5/15/2005
Additional Amounts:	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes
Callable by Issuer:	No	Yes	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	10/15/2007 Callable one time only at 100% on call date above with 30 days notice.	4/15/2010 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[2]:	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.